Exhibit 99.1

Faraday Future Announces Management Transition

•	Appoints Becky Roof as Interim Chief Financial Officer (CFO) and Engages AlixPartners to Accelerate Implementation of Special Committee Recommendations

Los Angeles, CA. (March 1, 2022) - Faraday Future Intelligent Electric Inc. (“FF”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today announced the appointment of Becky Roof as interim Chief Financial Officer, and the engagement of AlixPartners, LLP. Effective immediately, Ms. Roof will replace Walter J. (“Chuck”) McBride, who has stepped down from his position for health reasons.

Sue Swenson, Executive Chairperson of Faraday Future, said, “As we push to accelerate our remediation plan and strengthen the Company’s financial controls, I am pleased to welcome Becky and the team from AlixPartners to drive this effort. Becky’s extensive public company experience, including successful turnarounds, gives us confidence that we can move even more quickly and efficiently.”

The Company's Audit Committee and executive management are working diligently to file its third quarter 2021 Form 10-Q and amended Registration Statement on Form S-1 (File No. 333-258993) as quickly as possible.

Ms. Roof is a certified public accountant and seasoned financial executive who has served in an interim CFO capacity at numerous companies including Lordstown Motors (Nasdaq: RIDE); the Eastman Kodak Company (NYSE: KODK); Hudson’s Bay Company; Aceto Corp.; Anchor Glass Corporation; and several other privately held entities.

Users can reserve an FF 91 Futurist model now via the FF intelligent APP or FF.com at: https://www.ff.com/us/reserve.

Download the new FF intelligent APP at: https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online.

ABOUT FARADAY FUTURE

Faraday Future is a class defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Faraday Future’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the implementation of the Special Committee’s actions and related internal review by Faraday Future; Faraday Future’s ability to file the Q3 Form 10-Q and other required public filings before the time period specified in the Nasdaq delinquency letter and its ability to regain compliance with the Nasdaq continued listing standards; Faraday Future’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; Faraday Future’s estimates of the size of the markets for its vehicles and costs to bring its vehicles to market; the rate and degree of market acceptance of Faraday Future’s vehicles; the success of other competing manufacturers; the performance and security of Faraday Future’s vehicles; potential litigation involving Faraday Future; the result of future financing efforts and general economic and market conditions impacting demand for Faraday Future’s products; and the ability of Faraday Future to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the preliminary registration statement on Form S-1 recently filed by Faraday Future and other documents filed by Faraday Future from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Faraday Future does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Faraday Future

Mark Connelly

Investors: ir@faradayfuture.com

John Schilling

Media: John.Schilling@ff.com

Tim Gilman

Media: tim.gilman@ff.com

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